EXHIBIT 23.a



KPMG Peat Marwick LLP

      Two Nationwide Plaza    Telephone 614 249 2300  Telefax 614 249 2348
      Columbus, OH 43215






The Board of Directors
Insilco Corporation

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                /s/ KPMG Peat Marwick LLP

Columbus, Ohio

June 10, 1998